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                                                                   EXHIBIT 23(A)

            Consent of Independent Registered Public Accounting Firm

The Board of Directors
Glacier Bancorp, Inc.

We consent to the inclusion by reference in the registration statements on Forms S-8 (Files No. 333-105995, No. 333-36514, No. 333-52498, No. 333-64924 and No.
333-125024) of our report dated February 24, 2006 on our audit of the consolidated financial statement of financial condition as of December 31, 2005 and the consolidated statements of operations, stockholders' equity and comprehensive income and cash flows for the year then ended of Glacier Bancorp, Inc.

\s\ BKD, LLP

Denver, Colorado
March 10, 2006